Exhibit 99.1

Guidewire Software Announces Fourth Quarter and Fiscal 2014 Financial Results

Foster City, CA - September 2, 2014 - Guidewire Software, Inc. (NYSE: GWRE), a provider of software products for property and casualty insurers, today announced its financial results for the fiscal quarter and fiscal year ended July 31, 2014.

"Fourth quarter revenue and profitability exceeded our expectations and completed a year of progress extending our market leadership," said Marcus Ryu, chief executive officer, Guidewire Software. "New licenses included key Tier 1 wins, full suite sales and expanded relationships with existing customers across the globe on our newer products. We also continued our record of implementation success with several significant customer go-lives and developed our system integrator ecosystem with additional trained consultants.”

Ryu continued, “In addition to continuing to win a leading share of new core system software selections, our goals for fiscal 2015 include investments in product enhancements to InsuranceSuite, as the industry’s leading core operational platform, as well as newer initiatives in data management, hosted analytics, and mobile/portal capabilities. We believe this strategy will enable us to continue to lead the ongoing transformation of how property and casualty insurance is delivered.”

Fourth Quarter Fiscal 2014 Financial Highlights

Revenue

•	Total revenue for the fourth quarter of fiscal 2014 was $118.2 million, an increase of 22% from the comparable period in fiscal 2013.

•
Total license revenue, including term and perpetual licenses, for the fourth quarter of fiscal 2014 was $65.9 million, an increase of 34%. Term license revenue was $59.3 million, a 32% increase. Revenue from perpetual licenses was $6.6 million compared with $4.2 million a year ago. Maintenance revenue was $11.9 million, up 21% and services revenue was $40.4 million, an increase of 6%.

•	Rolling four-quarter recurring term license and maintenance revenue was $181.8 million, an increase of 21%.

Profitability

•	GAAP operating income was $26.4 million for the fourth quarter of fiscal 2014, compared to $19.1 million in the comparable period in fiscal 2013.

•	Non-GAAP operating income was $37.6 million for the fourth quarter of fiscal 2014, compared to $26.5 million in the comparable period in fiscal 2013.

•
GAAP net income was $19.8 million for the fourth quarter of fiscal 2014, compared to $13.8 million for the comparable period in fiscal 2013. GAAP net income per share was $0.28, based on diluted weighted average shares outstanding of 71.1 million, compared to $0.22 for the comparable period in fiscal 2013, based on diluted weighted average shares outstanding of 62.0 million.

•
Non-GAAP net income was $26.4 million for the fourth quarter of fiscal 2014, compared to $16.6 million in the comparable period in fiscal 2013. Non-GAAP net income per diluted share was $0.37, based on diluted weighted average shares outstanding of 71.1 million, compared to $0.27 for the fourth quarter of fiscal 2013, based on diluted weighted average shares outstanding of 62.0 million.

To be in line with peers, the Company changed its policy for recognizing stock-based compensation expense from the accelerated attribution method of accounting to the straight-line method of accounting for its time-based units in the fourth quarter of fiscal 2014. This change in accounting method has been retrospectively applied to all prior periods presented herein.

Fiscal 2014 Financial Highlights

Revenue

•	Total revenue for the fiscal year ended July 31, 2014 was $350.2 million, an increase of 17% from fiscal 2013.

•
Total license revenue, including term and perpetual licenses for fiscal year 2014 was $151.9 million, an increase of 23%. Term license revenue was $139.9 million, a 24% increase. Revenue from perpetual licenses was $12.0 million compared with $10.7 million a year ago. Maintenance revenue was $41.9 million, up 12% and services revenue was $156.4 million, up 12%.

•	In fiscal 2014, 58% of total revenue was in the United States, and 42% was generated outside the United States compared to 57% in the United States and 43% outside of the United States in fiscal 2013.

Profitability

•	GAAP operating income was $18.4 million for fiscal year 2014, compared to $29.7 million in fiscal year 2013.

•	Non-GAAP operating income was $62.4 million for fiscal year 2014, compared to $55.6 million in fiscal year 2013.

•
GAAP net income was $14.7 million for fiscal year 2014, compared to $24.7 million in fiscal year 2013. GAAP net income per share was $0.21, based on diluted weighted average shares outstanding of 69.1 million, compared to $0.40 in fiscal year 2013, based on diluted weighted average shares outstanding of 61.6 million.

•
Non-GAAP net income was $43.5 million for fiscal year 2014, compared to $38.5 million in fiscal year 2013. Non-GAAP net income per share was $0.63, based on diluted weighted average shares outstanding of 69.1 million, compared to $0.62 for fiscal year 2013, based on pro forma diluted weighted average shares outstanding of 61.6 million.

Balance Sheet

•
The Company had $647.8 million in cash, cash equivalents and investments at July 31, 2014, compared to $600.1 million at April 30, 2014. The Company had $49.4 million in cash flow from operations in the fourth quarter, compared to cash flow from operations of $24.4 million in the comparable period in fiscal 2013.

Conference Call Information

What:	Guidewire Software fourth quarter fiscal 2014 financial results conference call
When:        Tuesday, September 2, 2014
Time:        2:00 p.m. PT (5:00 p.m. ET)
Live Call:    (877) 795-3599, domestic
(719) 325-4901, international
Replay:        (877) 870-5176, passcode 2810991, domestic
(858) 384-5517, passcode 2810991, international
Webcast:    http://ir.guidewire.com (live and replay)

The webcast will be archived on Guidewire's website for a period of three months.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: Non-GAAP operating income, Non-GAAP net income and Non-GAAP earnings per share.
Guidewire believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Guidewire's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate the Company's business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release.
About Guidewire Software
Guidewire builds software products that help Property/Casualty insurers replace their legacy core systems and transform their business. Designed to be flexible and scalable, Guidewire products enable insurers to deliver excellent service, increase market share and lower operating costs. Guidewire InsuranceSuite™ provides the core systems used by insurers as operational systems of record. Additional products provide support for data management, business intelligence, anytime/anywhere access and guidance and monitoring. More than 180 Property/Casualty insurers around the world have selected Guidewire. For more information, please visit www.guidewire.com. Follow us on twitter: @Guidewire_PandC.
NOTE: Guidewire, Guidewire Software, Guidewire ClaimCenter, Guidewire PolicyCenter, Guidewire BillingCenter, Guidewire InsuranceSuite, Guidewire DataHub, Guidewire InfoCenter, Guidewire Live, Live Inside, Before & After, Claim Canvas, ViewPoint, Guidewire PartnerConnect, Guidewire SolutionConnect, Deliver Insurance Your Way, and the Guidewire logo are trademarks, service marks, or registered trademarks of Guidewire Software, Inc. in the United States and/or other countries.

Cautionary Language Concerning Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our market positioning, future adoption of our products and future investments. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire's control. Guidewire's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire's most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the market for our software may develop more slowly than expected or than it has in the past; quarterly and annual operating results may fluctuate more than expected; seasonal and other variations related to our revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenues; our services revenues produce lower gross margins than our license and maintenance revenues; assertions by third parties that we violate their intellectual property rights could substantially harm our business; we face intense competition in our market; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending; our product development and sales cycles are lengthy; the risk of losing key employees; changes in foreign exchange rates; general political or destabilizing events, including war, conflict or acts of terrorism; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire's views as of any date subsequent to the date of this press release.
Media Contact:
Diana Stott
Guidewire Software, Inc.
(650) 356-4941
dstott@guidewire.com

Investor Contact:
Garo Toomajanian
ICR, LLC
(650) 357-5282
ir@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	July 31, 2014	July 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$148,101	$79,767
Short-term investments	296,231	76,932
Accounts receivable	49,839	40,885
Deferred tax assets, current	11,431	2,897
Prepaid expenses and other current assets	10,828	9,612
Total current assets	516,430	210,093
Long-term investments	203,449	51,040
Property and equipment, net	12,607	12,914
Intangible assets, net	5,439	6,879
Deferred tax assets, noncurrent (1)	8,681	14,494
Goodwill	9,205	9,048
Other assets	1,416	1,205
TOTAL ASSETS	$757,227	$305,673
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,030	$6,517
Accrued employee compensation	34,912	26,302
Deferred revenues, current	48,937	37,351
Other current liabilities	4,507	4,614
Total current liabilities	95,386	74,784
Deferred revenues, noncurrent	6,395	3,845
Other liabilities	4,760	5,212
Total liabilities	106,541	83,841
STOCKHOLDERS’ EQUITY:
Common stock	7	6
Additional paid-in capital (1)	629,076	215,151
Accumulated other comprehensive loss	(1,367)	(1,574)
Retained earnings (1)	22,970	8,249
Total stockholders’ equity	650,686	221,832
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$757,227	$305,673
(1) Prior year amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands except share and per share data)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2014	2013	2014	2013
Revenues:
License	$65,909	$49,078	$151,921	$123,560
Maintenance	11,919	9,871	41,888	37,561
Services	40,379	37,961	156,437	139,528
Total revenues	118,207	96,910	350,246	300,649
Cost of revenues: (1) (2)
License	1,154	484	4,442	920
Maintenance	2,301	2,096	8,118	7,216
Services	35,193	32,873	136,387	117,515
Total cost of revenues	38,648	35,453	148,947	125,651
Gross profit:
License	64,755	48,594	147,479	122,640
Maintenance	9,618	7,775	33,770	30,345
Services	5,186	5,088	20,050	22,013
Total gross profit	79,559	61,457	201,299	174,998
Operating expenses: (1) (2)
Research and development	21,365	18,311	76,178	62,991
Sales and marketing	21,609	15,783	71,295	50,948
General and administrative	10,164	8,231	35,404	31,320
Total operating expenses	53,138	42,325	182,877	145,259
Income from operations	26,421	19,132	18,422	29,739
Interest income, net	431	139	1,350	498
Other income (expense), net	2	(31)	174	(114)
Income before provision for income taxes (1)	26,854	19,240	19,946	30,123
Provision for income taxes (1)	7,097	5,406	5,225	5,465
Net income (1)	$19,757	$13,834	$14,721	$24,658
Earnings per share: (1)
Basic	$0.29	$0.24	$0.22	$0.44
Diluted	$0.28	$0.22	$0.21	$0.40
Shares used in computing earnings per share: (1)
Basic	68,850,440	57,646,262	65,748,896	56,331,018
Diluted	71,083,713	61,981,098	69,112,733	61,569,195
(1) Prior year amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

(2) Amounts include stock-based compensation expense as follows:

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2014	2013	2014	2013
Stock-based compensation expenses: (1)
Cost of license revenue	$43	$—	$184	$—
Cost of maintenance revenues	225	218	797	830
Cost of services revenues	3,067	2,049	11,929	6,910
Research and development	2,351	2,066	9,008	5,843
Marketing and sales	2,604	880	10,744	3,672
General and administrative	2,556	1,811	9,876	8,250
Total stock-based compensation expenses	$10,846	$7,024	$42,538	$25,505
(1) Prior year amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (1)	$19,757	$13,834	$14,721	$24,658
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,773	1,639	6,751	4,821
Stock-based compensation (1)	10,846	7,024	42,538	25,505
Excess tax benefit from exercise of stock options and vesting of RSUs	(6,569)	(2,263)	(7,067)	(2,586)
Deferred tax assets (1)	635	2,088	(2,718)	(265)
Other noncash items affecting net income	1,362	282	3,589	554
Changes in operating assets and liabilities:
Accounts receivable	8,544	7,471	(9,276)	(8,478)
Prepaid expenses and other assets	815	(3,093)	(1,372)	(2,690)
Accounts payable	258	(345)	393	355
Accrued employee compensation	10,542	5,219	8,463	147
Other liabilities	4,466	2,615	5,288	4,574
Deferred revenues	(2,991)	(10,036)	14,181	(14,048)
Net cash provided by operating activities	49,438	24,435	75,491	32,547
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(166,414)	(41,522)	(687,419)	(212,035)
Sales and maturities of available-for-sale securities	106,103	26,311	312,149	83,567
Purchase of property and equipment	(1,324)	(2,167)	(4,993)	(9,228)
Acquisition, net of cash acquired	—	(14,749)	(157)	(14,749)
Decrease in restricted cash	—	12	—	3,532
Net cash used in investing activities	(61,635)	(32,115)	(380,420)	(148,913)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	1,401	1,159	8,755	9,123
Taxes remitted on RSU awards vested	(7,145)	(5,635)	(32,799)	(20,330)
Proceeds from issuance of common stock in connection with stock offerings, net of underwriting discounts and commission	—	—	389,949	—
Costs paid in connection with stock offerings	—	—	(408)	—
Excess tax benefit from exercise of stock options and vesting of RSUs	6,569	2,263	7,067	2,586
Net cash provided by (used in) financing activities	825	(2,213)	372,564	(8,621)
Effect of foreign exchange rate changes on cash and cash equivalents	137	(870)	699	(964)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(11,235)	(10,763)	68,334	(125,951)
CASH AND CASH EQUIVALENTS—Beginning of period	159,336	90,530	79,767	205,718
CASH AND CASH EQUIVALENTS—End of period	$148,101	$79,767	$148,101	$79,767
(1) Prior year amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
Income from operations reconciliation: (1)	2014	2013	2014	2013
GAAP net income from operations	$26,421	$19,132	$18,422	$29,739
Non-GAAP adjustments:
Stock-based compensation	10,846	7,024	42,538	25,505
Amortization of intangibles (2)	360	321	1,440	321
Non-GAAP net income from operations	$37,627	$26,477	$62,400	$55,565

Net income reconciliation: (1)
GAAP net income	$19,757	$13,834	$14,721	$24,658
Non-GAAP adjustments:
Stock-based compensation	10,846	7,024	42,538	25,505
Amortization of intangibles (2)	360	321	1,440	321
Tax effect on non-GAAP adjustments (3)	(4,586)	(4,535)	(15,202)	(12,025)
Non-GAAP net income	$26,377	$16,644	$43,497	$38,459
(1) Prior year amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.
(2) Adjustments relate to amortization of acquired intangibles and stock-based compensation recognized during the period for GAAP purposes.
(3) Adjustment reflects the tax benefit resulting from all non-GAAP adjustments.

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Operating Results
(unaudited, in thousands except share and per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the periods indicated below:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
Earnings per share reconciliation: (1)	2014	2013	2014	2013
GAAP earnings per share - Diluted	$0.28	$0.22	$0.21	$0.40
Amortization of intangibles acquired in business combinations	0.01	0.01	0.02	0.01
Stock-based compensation	0.15	0.11	0.62	0.41
Less tax benefit of non GAAP items	(0.07)	(0.07)	(0.22)	(0.20)
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	—	—	—	—
Non-GAAP earnings per share - Diluted	$0.37	$0.27	$0.63	$0.62
(1) Prior year per share amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.

	Three Months Ended July 31,		Fiscal Year Ended July 31,
Shares used in computing non-GAAP per share amounts: (1)	2014	2013	2014	2013
Weighted average shares - Diluted	71,083,713	61,981,098	69,112,733	61,569,195
Non-GAAP dilutive shares excluded from GAAP EPS calculation (2)	—	—	—	—
Pro forma weighted average shares - Diluted	71,083,713	61,981,098	69,112,733	61,569,195
(1) Prior year per share amounts have been adjusted to reflect a change in accounting method for the attribution of stock-based compensation. Refer to supplemental schedules posted on our IR website at ir.guidewire.com.

(2) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP earnings per share, as they would have an anti-dilutive effect. However, as net income was earned on a Non-GAAP basis, these shares have a dilutive effect on Non-GAAP earnings per share and are included here.